Free Writing Prospectus
Filed pursuant to Rule 433 Registration Statement No. 333-184193
Dated: October 8, 2013

ProVol([])

A Tactical Strategy for Implied Volatility September 30, 2013

Context

– Systematic volatility strategies can underperform or carry significant risk
  – Long volatility positions can be expensive over the long term – carry costs may offset gains (see performance of S&P Short-Term VIX Futures Index[1] below)
  – Short volatility positions can suffer sharp drawdowns, potentially eliminating accumulated gains (see performance of DB ImpAct[2] below)
  – Entry and exit points are key, but getting those correct is very difficult


250
200
150
100
50
0
120
110
100
90
80
70
S&P Short-Term VIX (LHS)
DB ImpAct (RHS)
Dec-05 Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12

[1] The S&P Short-Term VIX Futures Index (the underlying index for VXX) aims to maintain a constant 1-month maturity exposure to VIX futures by rolling equal fractional amounts from the front month VIX future to the next month VIX future daily

[2] DB ImpAct is a systematic short-volatility strategy that sells rolling one-month notional variance swaps on the monthly option expiry dates

Source: Deutsche Bank, Bloomberg Finance, L.P., 2013

Page 2

Volatility Allocation: Challenges

-- Volatility allocation involves considerable challenges

-- Which indicators of future volatility are meaningful?

-- Implied volatility, realized volatility, term structure, skew?

-- Many indicators are themselves highly volatile

-- For instance, the annualized daily volatility of the VIX Index (1-month implied volatility) is frequently over 100

-- Trading volatility products is costly

-- Not all markets are liquid, particularly at longer maturities

-- Bid-offer spreads can be large

-- Carry costs are frequently high

Source: Deutsche Bank, Bloomberg Finance, L.P., 2013

Volatility Allocation: Solutions

-- Deutsche Bank has done substantial work examining a variety of volatility indicators, products and allocation methods

-- Implied versus realized vol

-- Shorter versus longer dated vol

-- Variance versus VIX-based products

-- Daily, weekly or monthly allocation

-- Deutsche Bank's ProVol ([]) integrates solutions to these challenges

-- Meaningful indicators are combined to offset or reinforce each other

-- Allocation to volatility is calculated daily, but is recursive (the starting point is the prior day's allocation), managing trading cost

-- Weak signals result in no allocation, reducing cost and risk

Building ProVol []

-- ProVol goes long or short implied volatility based on a signal

-- Underlying investment is the Deutsche Bank Short-Term VIX Futures Index,
which aims to hold a 1-month constant maturity position in VIX futures through a weighted position in first and second month futures

-- The ProVol Signal is built upon three fundamental volatility indicators

-- Volatility "Regime"

-- Deutsche Bank's Volatility Regime Model, which aims to capture momentum in realized volatility, is the principal indicator adopted

-- Level of Volatility

-- The level of implied volatility complements the Regime indicator by aiming to identify suitable entry and exit points

-- Volatility Term Structure

-- Volatility term structure steepness, a measure of the cost of carry, isolates the potential cost or benefit of holding a long or short volatility position

Volatility Regimes: What Are They?

- So what are “volatility regimes”?
  - DB analysis shows that the S&P 500 has exhibited periods of realized volatility that occur, and tend to remain, within a certain range – “regimes”
- Intuitively, we know them when we’ve seen them…
  - 2004-2007 was a “low-vol” regime, 1998-2002 was a “higher-vol” regime, 2008 was an “extreme-vol” regime
- …but seeing them coming is not so easy
- Deutsche Bank’s Volatility Regime Model analyzes S&P 500 realized volatility to estimate daily probabilities for being in each of three defined volatility regimes: Low, Medium and High

(See Appendix I for a complete discussion of the Volatility Regime Model)

S&P 500 3-month Realized Volatility (thru Sep 2013)


80%
70%
60%
50%
40%
30%
20%
10%
0%
Mar-85
Mar-90
Mar-95
Mar-00
Mar-05
Mar-10

Source: Deutsche Bank, Bloomberg Finance, L.P., 2013

Page 6

Volatility Regimes: What Can They Tell Us?

-- Our work with the Volatility Regime Model brought to light a couple counter
-intuitive points -- You don't necessarily need to capture the first spike in volatility -- Periods of high volatility generally do not occur overnight --
Increases in realized vol have frequently been a leading indicator for implied vol -- Buying vol "cheap" isn't cheap -- Periods of low volatility have been persistent -- The cost of holding a long volatility position, particularly when vol is low and term structure is generally steep, can be very expensive -- This knowledge can help us in building a signal that aims to capture returns from both high and low volatility markets -- We aim to avoid unnecessary long positions, and the cost associated with them, by waiting for volatility to start picking up before going long -- We aim to capture returns from being short volatility in low volatility periods

Level of Implied Volatility

-- Level of Implied Volatility

-- The Regime Model has historically shown that buying vol at low levels is not generally a good idea and you can wait for vol to start rising before going long

-- However, it doesn't mean you should be long vol at any level even during a high volatility regime

-- Extreme levels of vol have historically not persisted for long

          -- At very high levels there is likely to be more downside than upside and the risk may outweigh the potential benefit -- Why 3-month Implied
Vol?

-- VIX is a measure of 1-month volatility; the 1-month constant maturity holding of VIX futures, therefore, is a measure of 1-month forward 1-month volatility

-- This falls between VIX (1-month) and VXV (3-month)

-- 1-month implied vol is very noisy and may not be a good indicator of the market's view of volatility direction or true level

-- 3-month vol incorporates the market's view of 1-month and 2-month vol

Implied Volatility Term Structure

-- Implied Volatility Term Structure

-- The implied volatility term structure is generally upward sloping (longer dated vols higher than shorter dated vols)[] 3-month vol (VXV) has been higher than 1 month vol (VIX) 80% of the time since 2002

-- Though this is often interpreted as an expectation of higher future volatility, this is not always the case, nor the only reason for it to be upward sloping

-- Volatility can only go down to zero, but can go infinitely high

-- Volatility sellers' risk is to the upside, so they charge a premium, even to expectations
-- In this scenario, if you hold a long volatility position for a month and the absolute level of volatility does not change, your position Level of Volatility will lose value

-- You would need volatility to increase, sometimes substantially, simply to break even 1 2 36 912
Months to Maturity

-- Being short vol, if you think the probability of vol increasing is low, would be a better investment

Source: Deutsche Bank, Bloomberg Finance, L.P., 2013

Strategy Construction: The Signal and Allocation

-- The ProVol Signal is calculated based on the daily levels of the three indicators

-- High Vol Regime Probability

-- The Volatility Regime Model probability of being in a high-volatility regime

-- Higher probabilities increase the Signal (i.e., move it in a "long"
direction)

-- Volatility Level

-- Level of 3-month implied volatility (VXV Index)

-- Higher levels decrease the Signal (i.e., move it in a "short" direction)

-- Volatility Term Structure

-- Ratio between 3-month and 1-month implied volatilities (VXV Index / VIX
Index)

-- Higher ratios decrease the Signal (i.e., move it in a "short" direction)

Strategy Construction: The Signal and Allocation (con't)

-- The contribution of each of the three indicators to the Signal is based on a fixed weight (Factor Coefficient) -- The prior day's Allocation is added to stabilize the Signal, make changes more gradual and reduce trading costs --
Those four variables (plus a constant) are combined to create the Signal

-- A "step-wise" function converts the signal into a daily Allocation

-- Weak Signals (<= +/- 0.1) result in zero Allocation

-- If not a Weak Signal, amount in excess of +/- 0.1 is multiplied by 1.5

-- The Allocation is capped/floored at +/- 0.3

-- See charts on next two pages for a graphical representation and example of the Signal and Allocation process

Strategy Construction: The Signal and Allocation

Prior Day's Allocation

High Vol Regime Allocation Function Probability
Volatility Level New Allocation Volatility Term Factor Coefficients Structure

Constant

Strategy Construction: An Example

Prior Day's Allocation: 0.0 (x 0.81)*

High Vol Regime Prob: 0.0 + [0.325 + (-0.29) + (-.06)] 65.0 + 0.28 = 0.255
Signal 0.5

Volatility Level: -

                                                                          New
Allocation: 29.0 20 (/ 20)** 0.2325
                                                   -Vol Term Structure: 05.0
Factor Coefficients
                                            0.255 Signal > 0.1 1.2 (0.255 --
0.1) x 1.5 = 0.2325

Constant: 0.28

                   *The Prior Day's Allocation is multiplied by the recursion factor of 0.81 **The Volatility Level is normalized by (divided by) 20 Page 13

Strategy Construction: The Indices

-- The ProVol Allocation is used to create three separate indices

-- The Deutsche Bank ProVol Balanced Index

-- Uses a balanced 1.5 x long or short Allocation weighting to create a strategy that aims to balance capturing returns from term-structure carry and volatility spikes

-- The Deutsche Bank ProVol Carry Index

-- Uses a 2 x short Allocation, 1 x long Allocation weighting to create a strategy that aims to capture enhanced returns from term-structure carry versus volatility spikes

-- The Deutsche Bank ProVol Hedge Index

-- Uses a 1 x short Allocation, 2 x long Allocation weighting to create a strategy that aims to capture enhanced returns from volatility spikes versus term-structure carry

-- Each index uses the same daily factors, Signal and resulting Allocation

-- Each index takes a long or short position in the Deutsche Bank Short-Term
VIX Futures Index

ProVol Retrospective Historical Allocations



0.3
0.2
0.1
0.0
-0.1
-0.2
-0.3
Allocation Signal
1800.00
1600.00
1400.00
1200.00
1000.00
800.00
600.00
400.00
200.00
0.00
-200.00
Index Level
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Allocation Signal
ProVol Balanced
Live Date
S&P 500

Note: The ProVol indices did not exist prior to September 24, 2012 (the "Live Date"). The ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on a ProVol Index would have been lower than the ProVol Index as a result of fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 15

ProVol™ Balanced Retrospective Performance

BBG: DBVEPVB

Index Performance (from December 2005)



1400
1200
1000
800
600
400
200
0
ProVol Balanced
Live Date
Dec-2005
Dec-2006
Dec-2007
Dec-2008
Dec-2009
Dec-2010
Dec-2011
Dec-2012

Annual Returns



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0.0%
18.3%
76.1%
31.4%
73.6%
63.8%
64.4%
0.0%
2006
2007
2008
2009
2010
2011
2012
2013

Performance Analysis

	Dec '05 – Sep '13
Annualized Returns	38.8%
Volatility	18.7%
Sharpe Ratio	2.1
Max. Drawdown	-19.1%
Start Date	May 21, 2010
End Date	Sep 13, 2010
Monthly Returns	
% Positive	51%
% Negative	14%
Average	3.0%
Median	0.1%
Rolling 3 Month Max/Min	80.5% / -9.8%
Rolling 12 Month Max/Min	102.9% / -2.5%

Monthly Returns Analysis

	2006	2007	2008	2009	2010	2011	2012	2013
Jan	0.0%	0.0%	-4.0%	2.1%	1.5%	7.2%	12.8%	0.0%
Feb	0.0%	-2.5%	-2.1%	0.6%	7.9%	0.9%	2.0%	0.0%
Mar	0.0%	3.8%	-0.4%	2.1%	9.3%	6.7%	16.6%	0.0%
Apr	0.0%	0.0%	-1.4%	-7.5%	4.5%	9.5%	-0.9%	0.0%
May	0.0%	0.0%	0.0%	-1.4%	0.3%	-0.2%	-1.3%	0.0%
Jun	0.0%	0.0%	-0.4%	6.0%	-14.0%	0.0%	13.0%	0.0%
Jul	0.0%	0.0%	1.6%	3.5%	14.8%	0.0%	4.0%	0.0%
Aug	0.0%	0.7%	2.4%	1.4%	0.4%	14.4%	6.8%	0.0%
Sep	0.0%	9.2%	9.4%	7.1%	9.6%	4.0%	0.0%	0.0%
Oct	0.0%	0.1%	45.0%	0.2%	12.4%	-2.2%	0.0%	
Nov	0.0%	3.5%	13.8%	7.1%	1.0%	8.1%	0.0%	
Dec	0.0%	2.5%	2.3%	7.5%	12.1%	3.3%	0.0%	
Annual	0.0%	18.3%	76.1%	31.4%	73.6%	63.8%	64.4%	0.0%

Note: The ProVol indices did not exist prior to September 24, 2012 (the "Live Date"). The ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on a ProVol Index would have been lower than the ProVol Index as a result of fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 16

ProVol™ Carry Retrospective Performance

BBG: DBVEPVC

Index Performance (from December 2005)



2000
1800
1600
1400
1200
1000
800
600
400
200
0
ProVol Carry
Live Date
Dec-2005
Dec-2006
Dec-2007
Dec-2008
Dec-2009
Dec-2010
Dec-2011
Dec-2012

Annual Returns



140%
120%
100%
80%
60%
40%
20%
0%
0.0%
23.9%
46.4%
49.2%
113.2%
65.6%
91.5%
0.0%
2006
2007
2008
2009
2010
2011
2012
2013

Performance Analysis

	Dec '05 - Sep '13
Annualized Returns	45.3%
Volatility	20.1%
Sharpe Ratio	2.2
Max. Drawdown	-18.1%
Start Date	May 21, 2010
End Date	Aug 2, 2010
Monthly Returns	
% Positive	51%
% Negative	14%
Average	3.4%
Median	0.1%
Rolling 3 Month Max/Min	48.9% / -10.1%
Rolling 12 Month Max/Min	154.7% / -1.6%

Monthly Returns Analysis

	2006	2007	2008	2009	2010	2011	2012	2013
Jan	0.0%	0.0%	-5.4%	2.3%	1.9%	9.6%	17.3%	0.0%
Feb	0.0%	-1.6%	-2.9%	0.4%	10.6%	1.3%	2.4%	0.0%
Mar	0.0%	2.5%	-0.5%	1.5%	12.5%	9.0%	22.3%	0.0%
Apr	0.0%	0.0%	-0.5%	-5.0%	6.0%	12.8%	-1.2%	0.0%
May	0.0%	0.0%	0.0%	0.2%	-0.6%	-0.2%	-1.9%	0.0%
Jun	0.0%	0.0%	-0.6%	6.9%	-14.7%	0.0%	17.2%	0.0%
Jul	0.0%	0.0%	2.0%	4.6%	20.1%	0.0%	5.1%	0.0%
Aug	0.0%	0.9%	3.2%	1.8%	0.5%	9.7%	9.1%	0.0%
Sep	0.0%	12.4%	6.2%	9.5%	13.0%	0.9%	0.0%	0.0%
Oct	0.0%	0.2%	28.4%	0.1%	16.7%	-1.3%	0.0%	
Nov	0.0%	4.7%	9.2%	9.4%	1.2%	6.3%	0.0%	
Dec	0.0%	3.3%	3.4%	10.1%	16.3%	4.8%	0.0%	
Annual	0.0%	23.9%	46.4%	49.2%	113.2%	65.6%	91.5%	0.0%

Note: The ProVol indices did not exist prior to September 24, 2012 (the "Live Date"). The ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on a ProVol Index would have been lower than the ProVol Index as a result of fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 17

ProVol™ Hedge Retrospective Performance

BBG: DBVEPVH

Index Performance (from December 2005)



ProVol Hedge
Live Date
1000
900
800
700
600
500
400
300
200
100
0
Dec-2005
Dec-2006
Dec-2007
Dec-2008
Dec-2009
Dec-2010
Dec-2011
Dec-2012

Annual Returns



140%
120%
100%
80%
60%
40%
20%
0%
0.0%
12.8%
110.6%
15.0%
40.4%
60.7%
40.3%
0.0%
2006
2007
2008
2009
2010
2011
2012
2013

Performance Analysis

	Dec '05 - Sep '13
Annualized Returns	31.9%
Volatility	19.2%
Sharpe Ratio	1.7
Max. Drawdown	-20.2%
Start Date	May 21, 2010
End Date	Oct 21, 2010
Monthly Returns	
% Positive	51%
% Negative	14%
Average	2.6%
Median	0.1%
Rolling 3 Month Max/Min	117.8% / -10.3%
Rolling 12 Month Max/Min	131.6% / -3.3%

Monthly Returns Analysis

	2006	2007	2008	2009	2010	2011	2012	2013
Jan	0.0%	0.0%	-2.6%	1.9%	1.1%	4.8%	8.4%	0.0%
Feb	0.0%	-3.3%	-1.4%	0.7%	5.3%	0.6%	1.4%	0.0%
Mar	0.0%	5.1%	-0.4%	2.6%	6.1%	4.4%	10.9%	0.0%
Apr	0.0%	0.0%	-2.4%	-9.9%	3.0%	6.2%	-0.6%	0.0%
May	0.0%	0.0%	0.0%	-3.0%	1.2%	-0.1%	-0.8%	0.0%
Jun	0.0%	0.0%	-0.3%	4.9%	-13.4%	0.0%	8.7%	0.0%
Jul	0.0%	0.0%	1.1%	2.3%	9.7%	0.0%	2.7%	0.0%
Aug	0.0%	0.5%	1.6%	0.9%	0.3%	18.9%	4.5%	0.0%
Sep	0.0%	6.1%	12.5%	4.7%	6.4%	7.0%	0.0%	0.0%
Oct	0.0%	0.1%	63.3%	0.2%	8.1%	-3.3%	0.0%	
Nov	0.0%	2.4%	18.5%	4.7%	0.8%	9.7%	0.0%	
Dec	0.0%	1.7%	1.1%	5.0%	8.0%	1.8%	0.0%	
Annual	0.0%	12.8%	110.6%	15.0%	40.4%	60.7%	40.3%	0.0%

Note: The ProVol indices did not exist prior to September 24, 2012 (the "Live Date"). The ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on a ProVol Index would have been lower than the ProVol Index as a result of fees and/or costs.

Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 18

ProVol™ Comparative Retrospective Performance

Index Performance (from Dec. 2005; JPM from Sep. 2006)[1]


1400
1200
1000
800
600
400
200
0
ProVol Balanced
S&P Dyn VIX
JPM Str Vol
Live Date
Dec-2005
Dec-2006
Dec-2007
Dec-2008
Dec-2009
Dec-2010
Dec-2011
Dec-2012

Annual Returns


140%
120%
100%
80%
60%
40%
20%
0%
-20%
-40%
ProVol Balanced
S&P Dyn VIX
JPM Str Vol
2006
2007
2008
2009
2010
2011
2012
2013

Performance Analysis

	Dec '05 - Sep '13		Sep '06 - Sep '13
	ProVol Balanced	S&P Dyn VIX (XVZ)	JPM Dyn Vol
Annualized Returns	38.8%	13.8%	22.8%
Volatility	19.1%	23.9%	31.4%
Sharpe Ratio	2.0	0.6	0.7
Max. Drawdown	-19.1%	-40.1%	-26.7%
Start Date	May 21, 2010	Oct 4, 2011	Oct 4, 2011
End Date	Sep 13, 2010	Sep 30, 2013	Sep 30, 2013
Monthly Returns			
% Positive	51%	49%	57%
% Negative	14%	51%	43%
Average	3.0%	1.5%	2.4%
Median	0.1%	-0.3%	1.5%
Rolling 3 Month Max/Min	80.5% / -9.8%	129.3% / -15.3%	119.2% / -20.3%
Rolling 12 Month Max/Min	102.9% / -2.5%	145.8% / -30.2%	188.4% / -14.1%

"S&P Dyn VIX" is the S&P Dynamic VIX Futures ER Index (BBG: SPDVIXP), which is excess return version of the underlying index for Barclay's XVZ iPath ETN

"JPM Str Vol" is the JP Morgan Strategic Volatility Index (BBG: JPUSSTVL)

[1]The JPM Str Vol index level has been rebased to the ProVol Balanced index level as of September 19, 2006, the first date on which data is available for JPM Str Vol Index.
Note: The ProVol indices did not exist prior to September 24, 2012 (the "Live Date"). The ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on a ProVol Index would have been lower than the ProVol Index as a result of fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 19

ProVol™ as an Overlay to an S&P 500 Portfolio

Index Performance (from December 2005)



400
350
300
250
200
150
100
50
0
S&P 500 TR
S&P + ProVol
Live Date
Dec-2005
Dec-2006
Dec-2007
Dec-2008
Dec-2009
Dec-2010
Dec-2011
Dec-2012

Annual Returns



100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
ProVol Balanced
S&P 500 TR
S&P + ProVol
2006
2007
2008
2009
2010
2011
2012
2013

Performance Analysis

	Dec '05 - Sep '13		
	ProVol Balanced	S&P 500 TR	S&P + ProVol
Annualized Returns	38.9%	6.2%	17.5%
Volatility	19.1%	22.5%	20.8%
Sharpe Ratio	2.0	0.3	0.8
Max. Drawdown	-19.1%	-55.3%	-39.9%
Start Date	May 21, 2010	Oct 10, 2007	Oct 10, 2007
End Date	Sep 13, 2010	Apr 2, 2012	Oct 14, 2009
Monthly Returns			
% Positive	51%	66%	68%
% Negative	14%	34%	32%
Average	3.0%	0.6%	1.5%
Median	0.1%	1.4%	1.7%
Rolling 3 Month Max/Min	80.5% / -9.8%	25.8% / -29.6%	23.3% / -16.0%
Rolling 12 Month Max/Min	102.9% / -2.5%	53.6% / -43.3%	65.2% / -24.5%

"S&P + ProVol" represents a $100 levered investment with a 100% weight in S&P 500 TR and a 25% weight in ProVol Balanced, starting on December 30, 2005 and rebalanced annually to a 100% weight in S&P 500 TR and a 25% weight in ProVol Balanced.

Note: The ProVol indices did not exist prior to September 24, 2012 (the "Live Date"). The ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on a ProVol Index would have been lower than the ProVol Index as a result of fees and/or costs.

Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 20

ProVol™ as an Overlay to an MSCI World Portfolio

Index Performance (from December 2005)


350
300
250
200
150
100
50
0
MSCI World
MSCI World + ProVol
Live Date
Dec-2005
Dec-2006
Dec-2007
Dec-2008
Dec-2009
Dec-2010
Dec-2011
Dec-2012

Annual Returns


100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
ProVol Balanced
MSCI World
MSCI + ProVol
2006
2007
2008
2009
2010
2011
2012
2013

Performance Analysis

	Dec '05 - Sep '13		
	ProVol Balanced	MSCI World	MSCI + ProVol
Annualized Returns	38.9%	2.7%	14.2%
Volatility	19.4%	19.8%	18.5%
Sharpe Ratio	2.0	0.1	0.8
Max. Drawdown	-19.1%	-59.1%	-44.1%
Start Date	May 21, 2010	Nov 1, 2007	Nov 1, 2007
End Date	Sep 13, 2010	Sep 30, 2013	Dec 28, 2009
Monthly Returns			
% Positive	51%	54%	60%
% Negative	14%	46%	40%
Average	3.0%	0.4%	1.2%
Median	0.1%	1.1%	1.1%
Rolling 3 Month Max/Min	80.5% / -9.8%	29.2% / -33.6%	26.6% / -15.4%
Rolling 12 Month Max/Min	102.9% / -2.5%	50.9% / -48.4%	63.3% / -30.1%

"MSCI World" is the MSCI World Index (BBG ticker: MXWO)

"MSCI + ProVol" represents a $100 levered investment with a 100% weight in MSCI World and a 25% weight in ProVol Balanced, starting on December 30, 2005 and rebalanced annually to a 100% weight in MSCI World and a 25% weight in ProVol Balanced.

Note: The ProVol indices did not exist prior to September 24, 2012 (the "Live Date"). The ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on a ProVol Index would have been lower than the ProVol Index as a result of fees and/or costs.

Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 21

Alternative Products Comparison: Monthly Returns

ProVol Balanced Index

	2006	2007	2008	2009	2010	2011	2012	
Jan	0.0%	0.0%	-4.0%	2.1%	1.5%	7.2%	12.8%	0.0%
Feb	0.0%	-2.5%	-2.1%	0.6%	7.9%	0.9%	2.0%	0.0%
Mar	0.0%	3.8%	-0.4%	2.1%	9.3%	6.7%	16.6%	0.0%
Apr	0.0%	0.0%	-1.4%	-7.5%	4.5%	9.5%	-0.9%	0.0%
May	0.0%	0.0%	0.0%	-1.4%	0.3%	-0.2%	-1.3%	0.0%
Jun	0.0%	0.0%	-0.4%	6.0%	-14.0%	0.0%	13.0%	0.0%
Jul	0.0%	0.0%	1.6%	3.5%	14.8%	0.0%	4.0%	0.0%
Aug	0.0%	0.7%	2.4%	1.4%	0.4%	14.4%	6.8%	0.0%
Sep	0.0%	9.2%	9.4%	7.1%	9.6%	4.0%	0.0%	0.0%
Oct	0.0%	0.1%	45.0%	0.2%	12.4%	-2.2%	0.0%	
Nov	0.0%	3.5%	13.8%	7.1%	1.0%	8.1%	0.0%	
Dec	0.0%	2.5%	2.3%	7.5%	12.1%	3.3%	0.0%	
Annual	0.0%	18.3%	76.1%	31.4%	73.6%	63.8%	64.4%	0.0%

S&P Short-Term VIX Futures Index (VXX)

	2006	2007	2008	2009	2010	2011	2012	2013
Jan	-11.3%	-14.0%	7.2%	6.6%	-5.7%	-14.3%	-24.8%	-22.9%
Feb	-8.1%	5.4%	3.3%	5.4%	-18.1%	-6.3%	-7.9%	0.7%
Mar	-6.1%	6.9%	0.5%	4.3%	-19.1%	-1.9%	-32.6%	-17.2%
Apr	-3.9%	-10.2%	-20.3%	-17.5%	0.3%	-21.5%	-1.1%	-6.0%
May	27.8%	-2.4%	-14.3%	-18.3%	38.0%	-8.3%	28.7%	2.6%
Jun	-8.9%	14.0%	14.3%	-10.8%	7.9%	-0.9%	-29.1%	7.3%
Jul	1.3%	24.8%	-3.1%	-9.0%	-28.2%	11.6%	-9.2%	-27.8%
Aug	-14.6%	19.5%	-7.1%	-4.5%	-3.4%	66.2%	-15.5%	13.3%
Sep	-8.5%	-15.7%	36.4%	-15.9%	-20.2%	38.8%	-22.7%	-13.0%
Oct	-23.4%	-2.2%	117.1%	-3.1%	-24.4%	-24.2%	5.5%	
Nov	-6.3%	23.6%	16.7%	-16.0%	-5.6%	2.0%	-21.9%	
Dec	-3.7%	-7.1%	-17.6%	-16.3%	-24.1%	-13.9%	7.0%	
Annual	-53.2%	36.6%	123.1%	-65.0%	-72.0%	-3.8%	-77.9%	-52.8%

S&P Dynamic VIX Futures Index (XVZ)

	2006	2007	2008	2009	2010	2011	2012	2013
Jan	-1.1%	-2.9%	-0.4%	0.1%	-1.7%	-5.8%	1.3%	-9.4%
Feb	-2.0%	-5.5%	1.9%	3.2%	-1.5%	-3.9%	3.0%	-3.4%
Mar	-5.4%	-4.0%	-1.7%	1.2%	3.0%	-4.9%	-2.1%	1.5%
Apr	0.0%	0.6%	-4.9%	-2.6%	4.4%	2.2%	-2.2%	-5.2%
May	11.4%	3.0%	4.1%	-8.2%	10.8%	-2.3%	2.3%	3.5%
Jun	-3.1%	3.8%	-0.6%	-0.3%	2.7%	-1.2%	-0.6%	6.2%
Jul	-2.8%	18.7%	-5.1%	3.8%	-3.0%	-6.0%	-2.9%	-6.0%
Aug	3.2%	6.0%	2.4%	2.6%	7.4%	38.8%	1.5%	0.4%
Sep	3.3%	-7.5%	14.3%	-0.4%	1.6%	9.6%	-6.0%	-3.9%
Oct	-3.0%	5.5%	77.5%	0.9%	-2.2%	-12.0%	-5.4%	
Nov	-2.7%	11.3%	13.0%	2.7%	0.0%	3.6%	-3.9%	
Dec	2.0%	1.3%	4.6%	-1.9%	-1.8%	-1.8%	-2.8%	
Annual	-1.2%	31.1%	128.8%	0.6%	20.5%	8.8%	-16.7%	-16.0%

JP Morgan Strategic Volatility Index

	2006	2007	2008	2009	2010	2011	2012	2013
Jan		2.5%	-5.4%	-3.5%	-0.2%	-1.7%	5.4%	0.0%
Feb		-7.5%	1.4%	10.2%	4.4%	-0.5%	6.3%	-4.1%
Mar		-8.5%	-3.5%	4.3%	6.1%	-6.1%	5.5%	7.0%
Apr		3.3%	3.7%	-1.0%	-0.5%	6.3%	-1.2%	-4.7%
May		2.7%	10.4%	3.1%	1.0%	1.1%	-5.9%	1.3%
Jun		-4.1%	-8.2%	4.6%	-11.5%	-4.1%	7.3%	-3.3%
Jul		3.8%	-9.7%	7.7%	10.2%	-10.2%	-2.4%	5.4%
Aug		11.9%	5.4%	4.1%	8.0%	34.0%	5.7%	-4.4%
Sep		-8.0%	4.3%	7.1%	7.5%	23.4%	-0.9%	0.7%
Oct	-1.2%	5.2%	75.8%	-1.5%	6.0%	-20.1%	-5.6%	
Nov	0.9%	-6.2%	19.6%	9.0%	-2.2%	2.7%	3.1%	
Dec	2.5%	5.1%	-3.6%	6.2%	1.6%	-2.8%	-7.8%	
Annual	N/A	-2.3%	95.5%	62.4%	32.5%	11.9%	8.3%	-2.8%

Note: The ProVol indices did not exist prior to September 24, 2012 (the "Live Date"). The ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before the Live Date. All results prior to the Live Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of any investment product based on a ProVol Index would have been lower than the ProVol Index as a result of fees and/or costs.

Source: Deutsche Bank, Bloomberg Finance L.P., 2013

Page 22

Index Costs

The calculation of the ProVol indices incorporates a daily deduction of costs meant to approximate the transaction costs associated with trading, or hedging, the indices' notional position in first and second month VIX futures.

The cost calculation takes into account changes in the notional VIX futures position associated with both the daily roll from the first month to the second month VIX future as well as any changes in position in relation to the
Allocation. Each portion of the cost is calculated as both a fixed amount of the number of contracts notionally traded by the index as well as a percentage amount of the dollar value of the contracts notionally traded by the index. The greater of the two in each case is taken as the cost, with the fixed amount acting as a minimum.

The daily roll portion of the cost is calculated in two ways: 1) 0.1 times the total number of contracts bought and sold in conjunction with rolling from the first month VIX future to the second month VIX future, irrespective of any changes to the Allocation, divided by two; or 2) 0.35% times the total dollar value of the contracts bought and sold in conjunction with rolling from the first month VIX future to the second month VIX future, irrespective of any changes to the Allocation. The greater of the two is taken as the daily roll cost.

The allocation portion of the cost is calculated in two ways: 1) 0.1 times the total number of contracts bought and sold in conjunction with increasing or decreasing the index's holding of VIX futures in relation to the Allocation, irrespective of any changes due to the daily roll; or 2) 0.35% times the total dollar value of the contracts bought and sold in conjunction with increasing or decreasing the index's holding of VIX futures in relation to the Allocation, irrespective of any changes due to the daily roll. The greater of the two is taken as the allocation cost.

The daily roll cost and the allocation cost are added together to determine the daily total trading cost.

Risk Factors

THE PROVOL INDICES ARE SUBJECT TO STRATEGY RISK -- The strategy of the ProVol
Indices is to generate returns from the expected volatility of the S and P 500
Index by dynamically adjusting a long or short position in the VIX Futures
Index based on the size and direction of the Signal and the resulting
Allocation based on that Signal. The Signal aims to determine the likely short-term direction of implied volatility and the level of carrying costs.

However, the Signal may not be predictive of the short-term direction of implied volatility and/or the level of carrying costs. The methodology for determining the Signal is based on limited past data and that may not be predictive of future implied volatility. If the Signal is not successful in determining the likely short-term direction of implied volatility and/or the level of carrying costs, then the resulting Allocation based on that Signal may result in a notional long or short position in the VIX Futures Index that declines in value and causes the levels of the ProVol Indices to decrease.

THE PROVOL INDICES CONTAIN EMBEDDED COSTS -- In calculating the level of the
ProVol Indices, the Index Sponsor will deduct the Index Fee. The Index Fee takes into account changes in the notional VIX futures contracts position measured by each ProVol Index associated both with the daily rolling from the first month to the second month VIX futures contracts underlying the VIX
Futures Index as well as with any changes in the size of the notional position in the VIX Futures Index. Thus, large or more frequent shifts in the Signal or greater or more frequent changes in VIX futures contracts prices will require greater reallocation and will result in higher costs. Additionally, lower VIX futures contracts prices, which require a greater number of contracts to be notionally traded in order to achieve the same value, will also result in higher costs. We expect the Index Fee to average between 1.5bps and 2bps
(0.015% and 0.02%) per trading day. However, the actual Index Fee may be substantially higher on days when there is a substantial change in the
Allocation or prices of the VIX futures contracts, resulting in a substantial number or value of VIX futures contracts notionally traded. From and including
2006 to and including 2011, the annual Index Fees for the ProVol Indices as retroactively calculated have ranged from 0.00% to 7.12% .

THE PROVOL INDICES HAVE VERY LIMITED PERFORMANCE HISTORY -- Calculation of the
ProVol Indices began on September 24, 2012. Therefore, the ProVol Indices have very limited performance history and no actual investment which allowed tracking of the performance of the ProVol Indices was possible before that date. The index performance data prior to this date shown in this presentation have been retrospectively calculated using historical data and the same methodology as described above since December 20, 2005. Although the Index
Sponsor believes that these retrospective calculations represent accurately and fairly how the Index would have performed before September 24, 2012, the ProVol
Indices did not, in fact, exist before September 24, 2012. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of the ProVol Indices was possible at any time prior to
September 24, 2012. Furthermore, it is impossible to predict whether the ProVol
Indices will rise or fall. The actual performance of the ProVol Indices may bear little relation to the retrospectively calculated performance of the
ProVol Indices.

Risk Factors

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE PROVOL INDICES, MAY
ADJUST EACH INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF
INTEREST -- Deutsche Bank AG, London Branch is the sponsor of the Provol
Indices (the "Index Sponsor") and will determine whether there has been a market disruption event with respect to the ProVol Indices. In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing level of the ProVol Indices. The Index Sponsor carries out calculations necessary to promulgate the ProVol Indices and maintains some discretion as to how such calculations are made. In particular, the Index
Sponsor has discretion in selecting among methods of how to calculate the
ProVol Indices in the event the regular means of determining the ProVol Indices are unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of the ProVol
Indices. Any of these actions could adversely affect the value of securities or options linked to the ProVol Indices. The Index Sponsor has no obligation to consider the interests of holders of securities linked to the ProVol Indices in calculating or revising the ProVol Indices.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the
ProVol Indices or investment strategies reflected by the ProVol Indices (or any transaction, product or security related to the ProVol Indices or any components thereof) . This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding of transactions, products or securities related to the ProVol Indices. Any of these activities may affect the ProVol
Indices or transactions, products or securities related to the ProVol Indices.
Investor should make their own independent investigation of the merits of investing in contracts or products related to the ProVol Indices.

Important Notes

The distribution of this document and the availability of some of the products and services referred to herein may be restricted by law in certain jurisdictions. Some products and services referred to herein are not eligible for sale in all countries and in any event may only be sold to qualified investors. Deutsche Bank will not offer or sell any products or services to any persons prohibited by the law in their country of origin or in any other relevant country from engaging in any such transactions.

Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of entering into or purchasing any transaction, product or security related to the ProVol indices
(each, a "Structured Product") . Before entering into any Structured Product you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured
Product.

Structured Products are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy.

Deutsche Bank or persons associated with Deutsche Bank and their affiliates may: maintain a long or short position in securities referenced herein or in related futures or options; purchase, sell or maintain inventory; engage in any other transaction involving such securities; and earn brokerage or other compensation.

Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual Structured Product.

Calculations of returns on Structured Products may be linked to a referenced index or interest rate. As such, the Structured Products may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Structured Product denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These Structured Product may not be readily realizable investments and are not traded on any regulated market.
Structured Products involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.

The past performance of an index, securities or other instruments does not guarantee or predict future performance. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law.

In this document, various performance -related statistics, such as index return and volatility, among others, of the ProVol indices are compared with those of the S and P Dynamic VIX Index, the S and P Short-Term VIX Futures Index, the JP
Morgan Strategic Volatility Index, the S and P 500([R]) Index and the MSCI World
Index. Such comparisons are for information purposes only. No assurance can be given that any ProVol index will outperform the S and P Dynamic VIX Index, the S and P Short-Term VIX Futures Index, the JP Morgan Strategic Volatility Index,
the S and P 500([R]) Index and the MSCI World Index in the future; nor can assurance be given that ProVol will not significantly underperform the S and P
Dynamic VIX Index, the S and P Short-Term VIX Futures Index, the JP Morgan
Strategic Volatility Index, the S and P 500([R]) Index and the MSCI World Index
in the future. Similarly, no assurance can be given that the relative volatility levels of ProVol and the S and P Dynamic VIX Index, the S and P Short-Term VIX
Futures Index, the JP Morgan Strategic Volatility Index, the S and P 500([R])
Index and the MSCI World Index will remain the same in the future.

Deutsche Bank does not provide accounting, tax or legal advice.

BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU
UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF
THE STRUCTURED PRODUCT IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES,
INCLUDING THE POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH STRUCTURED
PRODUCT. YOU SHOULD ALSO CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU
CONSIDER NECESSARY OR APPROPRIATE FOR SUCH PURPOSE.

"Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world. Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Important Notes

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight and knowledge factors that may have possibly affected its performance. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

Structured Products linked to the ProVol indices discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom.

These Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Additional information (including index methodology and rules) about the Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250-6054.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

License Agreement with S&P

Any Structured Products are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the Structured Products or any member of the public regarding the advisability of investing in securities generally or in the Structured Products particularly, or the ability of the S&P 500® to track general stock market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P without regard to Deutsche Bank AG or the Structured Products. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the Structured Products into consideration in determining, composing or calculating the S&P 500®. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the Structured Products to be issued or in the determination or calculation of the amount due at maturity of the Structured Products. S&P has no obligation or liability in connection with the administration, marketing or trading of the Structured Products.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE STRUCTURED PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"STANDARD & POOR'S", "S&P", "S&P 500" AND "500" ARE TRADEMARKS OF STANDARD & POOR'S FINANCIAL SERVICES LLC AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. STRUCTURED PRODUCTS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE STRUCTURED PRODUCTS.

Page 27

Appendix I

Volatility Regimes

Volatility Regimes: How Do We Know?

-- Using a single volatility metric would have done a poor job of predicting regime transitions or differentiating between volatility spikes and regime changes

-- Example: recent points in time when S and P 500 3-month realized vol was 13%

-- May 2005: Have we left the low-vol regime following the GM credit crisis?

-- July 2007: Have we left the low-vol regime of the mid-2000s?

-- June 2011: Have we switched back to a low-vol regime following the financial crisis?

-- Getting any one of these wrong could have had serious consequences

-- We need a framework which can suggest answers to the following questions:

-- What is the probability of being in a given regime currently?

-- What was the probability of being in a given regime at a historical point leading up to or following an event?

-- What is the probability that a series of observed returns was produced by a given regime?

Volatility Regime Model: Assumptions

-- Regime Model Assumptions

-- Three possible equity return distributions

-- Low, medium and high volatility regimes

-- We can move from one regime to another
with a certain probability -5%-4%-3%-2%-1%0%1%2%3%4%5%

-- Defined by a transition matrix Low-Vol Medium-Vol High-Vol

-- Each regime's mean daily return and volatility and overall probability of occurrence, along with the transition matrix, are fixed through time

-- We make no assumptions about what any of the values will be -- we let the data tell us -- but we may have certain expectations

-- Predominantly low or medium vol with shorter periods of high vol

-- Regimes are "sticky" -- likely to be persistent

Volatility Regime Model: Results

-- Calibration produces the model that would have generated the historical returns with the highest likelihood (a "maximum likelihood estimation")

                                     Regime-specific Long-term Regime Regime
Annualized Volatility 1 Probability 1

       Low-Volatility: 9.4% 47% Medium-Volatility: 18.1% 46% High-Volatility:
44.4% 7%

-- Though we did not specify anything about them ahead of time, the calibration has identified regime -specific volatilities and probabilities that make sense intuitively

             (1)These numbers have been rounded for ease of presentation Page
31

Volatility Regime Model: Transition Matrix

-- The model determines that regimes have been sticky: once you are in a regime, you are much more likely to stay in a regime

Daily Likelihood of TO: Transitioning
 Between Regimes 1 Low-Vol Medium-Vol High-Vol Low-Vol: 98.5% 1.5% ~0.0% FROM:
Medium-Vol: 1.5% 97.9% 0.6% High-Vol: ~0.0% 3.9% 96.1%

-- Again, though we did not specify anything ahead of time, the transition matrix makes sense

-- For instance, the probability of jumping directly from the low-vol regime to the high-vol regime over night, or vice versa, is near zero

             (1)These numbers have been rounded for ease of presentation Page
32

Volatility Regime Model: Test Case Outcomes

-- So would the regime model have helped in our examples?

-- May 31, 2005: the probability that we are still in the low vol regime was
93%

-- Right call given the bull market lasts for 2 more years following the GM credit crisis

-- July 31, 2007: the probability that we were still in the low-vol regime was
<1%

-- Right call given the impending credit crunch

-- June 30, 2011: the probability that we had moved to the low-vol regime was only 7%

-- Right call given what happens in July and August 2011

-- So when might the regime model not be helpful or of informative value?

-- Non-financial events like 9/11

-- Market events like the "flash crash" of 2010, widely believed to be caused by computer trading systems, that may not be preceded by an increase in volatility[] In both cases the regime model showed a high probability of being in a medium vol regime prior to the event, but a low probability of being in a high vol regime